  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 28, 2000,

                                                      REGISTRATION NO. 333-75455
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                         ------------------------------

                               THE CLOROX COMPANY

             (Exact name of registrant as specified in its charter)

           DELAWARE                   31-0595760
   (State of incorporation)        (I.R.S. Employer
                                Identification Number)

                                 1221 BROADWAY
                         OAKLAND, CALIFORNIA 94612-1888
                                 (510) 271-7000
   (Address, Including Zip Code And Telephone Number, Including Area Code, Of
                   Registrant's Principal Executive Offices)

                                 G. C. SULLIVAN
               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                               THE CLOROX COMPANY
                                 1221 BROADWAY
                         OAKLAND, CALIFORNIA 94612-1888
                                 (510) 271-7000
 (Name, Address, Including Zip Code, And Telephone Number, Including Area Code,
                             Of Agent For Service)
                         ------------------------------

                                   COPIES TO:

             PETER D. BEWLEY, ESQ.                                JOHN W. CAMPBELL, III, ESQ.
               The Clorox Company                                  S. DAVID GOLDENBERG, ESQ.
                 1221 Broadway                                      JAMES M. BIRKELUND, ESQ.
         Oakland, California 94612-1888                             Morrison & Foerster LLP
                 (510) 271-7000                                        425 Market Street
                                                              San Francisco, California 94105-2482
                                                                         (415) 268-7000

                         ------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.
                         ------------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                    PROPOSED MAXIMUM     PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                  AMOUNT TO         OFFERING PRICE          AGGREGATE            AMOUNT OF
        SECURITIES TO BE REGISTERED              BE REGISTERED          PER UNIT          OFFERING PRICE      REGISTRATION FEE
Debt Securities.............................    $750,000,000(1)           100%          $750,000,000(2)(3)       $208,500(3)

(1) Or, if any debt securities are issued at original issue discount, a greater amount as may result in the initial offering prices for debt securities aggregating $750,000,000. Any offering of debt securities denominated in any foreign currencies or foreign currency units will be treated as the equivalent in U.S. dollars based on the exchange rate applicable to the purchase of those debt securities from the Registrant.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(3) Of the $750,000,000 of debt securities registered hereby, $200,000,000 aggregate principal amount of such securities was registered pursuant to the Registrant's Registration Statement on Form S-3, No. 33-40843, and are unissued as of the date hereof. A registration fee of $50,000 was previously paid with respect to such debt securities and, pursuant to Rule 429 under the Securities Act, the registration fee payable hereunder is offset by such previously paid amount. The remaining $158,500 was previously paid with the initial filing.

    Pursuant to Rule 429 under the Securities Act, the Prospectus filed as part of this registration statement relates to the securities registered hereby, including the remaining unsold $200,000,000 principal amount of debt securities previously registered by the Registrant under its Registration Statement on Form S-3, No. 33-40843.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. CLOROX MAY NOT SELL THESE DEBT SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SEC IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE DEBT SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE DEBT SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  NOT YET EFFECTIVE, DATED SEPTEMBER 28, 2000


                                  $750,000,000
                               THE CLOROX COMPANY
                                DEBT SECURITIES

    The Clorox Company may offer and sell from time to time debt securities consisting of debentures, notes and/or other unsecured evidences of indebtedness in one or more series at an aggregate initial offering price not to exceed $750,000,000. We may offer these debt securities in separate series in amounts, at prices and on terms determined at the time of offering.

    An accompanying prospectus supplement will show the principal amount, maturity, interest rate or rates, whether the interest rate or rates will be fixed or variable and/or any method of determining the interest rate or rates, the initial public offering price, trading symbol, markets and other terms of each series of debt securities.

    We may sell debt securities to or through underwriters, dealers or agents or directly to other purchasers. See "Plan of Distribution." The names of any underwriters, dealers or agents and their compensation will be stated in the applicable prospectus supplement.

THIS INVESTMENT INVOLVES RISKS. SEE THE "RISK FACTORS" SECTION BEGINNING ON PAGE
                                       2.

    YOU SHOULD READ THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY BEFORE YOU INVEST.

    NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is       , 2000.

    YOU SHOULD RELY ONLY ON THE INFORMATION PROVIDED IN THIS PROSPECTUS OR EXPLICITLY MADE PART OF THIS DOCUMENT BY REFERENCE AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT. NO PERSON HAS BEEN AUTHORIZED BY US TO PROVIDE YOU WITH ANY OTHER INFORMATION. CLOROX IS NOT MAKING AN OFFER OF ANY DEBT SECURITIES IN ANY STATE WHERE THE OFFER IS UNLAWFUL. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS CORRECT AS OF ANY DATE AFTER THE DATE OF THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT.

                               THE CLOROX COMPANY

    Clorox was organized as a Delaware corporation in 1986. We will refer to The Clorox Company and its subsidiaries together in this prospectus as Clorox. We build brand franchises for consumer products sold primarily in grocery stores and other retail outlets throughout the United States and in many parts of the world. Clorox's line of domestic retail products includes many of the country's best-known brands of laundry additives, home cleaning products, automotive additive and appearance products, cat litters, insecticides, charcoal briquettes, salad dressings, sauces, water filtration systems, plastic wrap, bags and containers, trash bags and home fireplace products. Internationally, Clorox markets laundry additives, home cleaning products, insecticides, plastic wrap, bags and containers, trash bags, and automotive additive and appearance products, primarily in developing countries. Overall, Clorox products are sold in more than 80 countries, and Clorox operates manufacturing and major warehouse facilities in more than 60 locations in the United States and abroad.

    We maintain our principal executive offices at 1221 Broadway, Oakland, California 94612-1888. Our telephone number is (510) 271-2150.

                                  RISK FACTORS

    IN ADDITION TO THE OTHER INFORMATION INCLUDED IN THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN DETERMINING WHETHER OR NOT TO PURCHASE THE DEBT SECURITIES. YOU SHOULD CONSIDER THESE MATTERS IN CONJUNCTION WITH THE OTHER INFORMATION INCLUDED OR EXPLICITLY MADE PART OF THIS DOCUMENT BY REFERENCE IN THIS PROSPECTUS.

CHANGES IN OUR CREDIT RATING OR THE CREDIT MARKETS COULD ADVERSELY AFFECT THE PRICE OF THE DEBT SECURITIES

    The interest rate, selling price, initial offering discount or any premium offered for the debt securities will be based on a number of factors, including Clorox's rating with major credit rating agencies, the prevailing interest rates being paid by other companies similar to Clorox, and the overall condition of the financial markets at the time of the initial distribution of any series of debt securities. The condition of the credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Fluctuations in these factors could have an adverse effect on the price of the debt securities. In addition, credit rating agencies continually revise their ratings for the companies that they follow. We cannot be sure that credit rating agencies will maintain Clorox's rating at any time after the issuance of any series of debt securities. A negative change in Clorox's rating could have an adverse effect on the price of the debt securities.

AVAILABLE ADDITIONAL BORROWING COULD INCREASE DEFAULT RISKS

    Clorox is permitted to incur additional indebtedness, including secured indebtedness, in addition to its other current indebtedness and the debt securities described in this document. If we do incur new indebtedness, the risk of default on the debt securities could intensify.

YOUR INVESTMENT IN THE DEBT SECURITIES MAY BE ILLIQUID

    Prior to the initial offering of any series of debt securities, there will be no market for the debt securities and the underwriters are under no obligation to make a market for the debt securities. As a result of these facts, you may not be able to sell any debt securities you purchase in the quantities and at the prices found for similar debt securities with more liquid trading markets.

FLUCTUATIONS IN QUARTERLY OPERATING RESULTS COULD ADVERSELY AFFECT THE PRICE OF THE DEBT SECURITIES

    We cannot be sure that our operating results will improve from quarter-to-quarter, or that if any improvement is shown, the degree of improvement will meet expectations of investors or our credit rating agencies. Failure to meet investor or credit rating agency expectations can result in declines in the price of the debt securities if such failure suggests that it is less likely that we will be able to pay interest on the debt securities or repay the principal balance of the debt securities. Our quarterly operating results will be influenced by a number of factors, including the following:

    - the introduction of new products and line extensions by us or our competitors;

    - the mix of products sold in a given quarter;

    - our ability to control our internal costs and the cost of raw materials;

    - significant increases in energy costs;

    - changes in our product pricing policies or in the policies of our competitors;

    - changes in accounting policies; or

    - the impact of general economic conditions in the United States and in other countries in which we currently do business.

    In addition, sales volume growth, whether due to acquisitions or to internal growth, can place burdens on our management resources and financial controls that, in turn, can have a negative impact on operating results. To some extent, we set our expense levels in anticipation of future revenues. If actual revenue falls short of these expectations, our operating results are likely to be adversely affected. Because of all of these factors, we believe that quarter-to-quarter comparisons of our results of operations should not be relied upon as indications of future performance.

OPERATION OUTSIDE THE UNITED STATES EXPOSE CLOROX TO UNCERTAIN CONDITIONS IN OVERSEAS MARKETS

    We believe that our sales outside the United States, which were 19% of net sales in fiscal year 2000, are likely to increase as a percentage of our total sales. As a result, we will increasingly face the risks created by having foreign operations, including:

    - economic or political instability in our overseas markets; and

    - fluctuations in foreign currency exchange rates that may make our products more expensive in our foreign markets or negatively impact our sales or earnings.

    All of these risks could have a significant impact on Clorox's ability to sell its products on a timely and competitive basis in foreign markets and may have a material adverse effect on our results of operations or financial position. Clorox seeks to limit its foreign currency exchange risks through the use of foreign currency forward contracts when practical, but cannot be sure that this strategy will be successful. In addition, the Clorox's operations outside the United States are subject to the risk of new and different legal and regulatory requirements in local jurisdictions, potential difficulties in staffing and managing local operations, credit risk of local customers and distributors, and potentially adverse tax consequences.

FAILURE TO SUCCESSFULLY MAKE AND INTEGRATE ACQUISITIONS COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION

    One of our strategies is to increase our sales volume, earnings and the markets we serve through the acquisition of, or merger with, other businesses in the United States and internationally. If we are not able to identify, acquire or profitably manage additional companies or operations or successfully integrate recent or future acquisitions, into our operations, the adverse effect on our future growth and financial condition could cause market price declines for the debt securities or adversely affect our ability to pay interest or repay the principal balance of the debt securities. In addition, there can be no assurance that companies or operations acquired will be profitable at the time of their acquisition or will achieve sales levels and profitability that justify the investment made.

FAILURE TO MAKE CONTINUOUS AND SUCCESSFUL NEW PRODUCT INTRODUCTIONS COULD RESULT IN DECLINES IN FINANCIAL PERFORMANCE

    In most categories in which we compete, there are frequent introductions of new products and line extensions. If we are not able to identify emerging consumer and technological trends and to maintain and improve the competitiveness of our products, we will lose market position and there will be an adverse effect on our financial performance. We cannot be sure that we will successfully achieve those goals. Continued product development and marketing efforts have all the risks inherent in the development of new products and line extensions, including development delays, the failure of new products and line extensions to achieve anticipated levels of market acceptance, and the cost of failed product introductions.

GOVERNMENT REGULATIONS COULD IMPOSE MATERIAL ADDITIONAL COSTS AND/OR MATERIALLY REDUCE REVENUE

    The manufacture, packaging, storage, distribution and labeling of Clorox's products and its business operations generally all must comply with extensive federal, state, and foreign laws and regulations. For example, in the United States, many of our products are regulated by the Environmental Protection Agency, the Food and Drug Administration, and the Consumer Product Safety Commission. Most states have agencies that regulate in parallel to these federal agencies. The failure to comply with applicable laws and regulations in these or other areas, including taxes, could subject Clorox to civil remedies, including fines, injunctions, recalls or asset seizures, as well as potential criminal sanctions, any of which could have a material adverse effect on Clorox. Loss of or failure to obtain necessary permits and registrations could delay or prevent Clorox from introducing new products, building new facilities or acquiring new businesses and could adversely affect operating results.

ENVIRONMENTAL MATTERS CREATE POTENTIAL LIABILITY RISKS

    We must comply with various environmental laws and regulations in the jurisdictions in which it operates, including those relating to air emissions, water discharges, the handling and disposal of solid and hazardous wastes, and the remediation of contamination associated with the use and disposal of hazardous substances. Clorox has incurred, and will continue to incur, capital and operating expenditures and other costs in complying with those laws and regulations in the United States and internationally. Clorox is currently involved in or has potential liability with respect to the remediation of past contamination in the operation of some of its presently and formerly owned and leased facilities. In addition, some of our present and former facilities have been or had been in operation for many years, and over that time, some of these facilities may have used substances or generated and disposed of wastes that are or may be considered hazardous. It is possible that those sites, as well as disposal sites owned by third parties to which we have sent waste, may in the future be identified and become the subject of remediation. It is possible that we could become subject to additional environmental liabilities in the future that could result in a material adverse effect on our results of operations or financial condition.

FAILURE TO PROTECT OUR INTELLECTUAL PROPERTY COULD REDUCE OUR COMPETITIVENESS

    We rely on trademark, trade secret, patent and copyright law to protect our intellectual property. We cannot be sure that these intellectual property rights can be successfully asserted in the future or will not be invalidated, circumvented or challenged. In addition, laws of some of the foreign countries in which our products are or may be sold do not protect our intellectual property rights to the same extent as the laws of the United States. The failure of Clorox to protect its proprietary information and any successful intellectual property challenges or infringement proceedings against it could make Clorox less competitive and could have a material adverse effect on Clorox's business, operating results and financial condition.

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

    The information in this prospectus and information we have explicitly made part of this prospectus by reference contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act about Clorox. Although Clorox believes that, in making these statements, its expectations are based on reasonable assumptions, any forward-looking statement may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. When used in this prospectus, the words "anticipates," "believes," "expects," "intends," and similar expressions as they relate to Clorox or management members are intended to identify these forward-looking statements. These forward-looking statements are uncertain. Important factors that could cause actual results to differ materially from those in forward-looking statements, some of which may be beyond the control of Clorox, include:

    - the impact of general economic conditions in the United States and Canada and in other countries in which Clorox or its affiliates currently do business;

    - industry conditions, including competition and product and raw material prices;

    - fluctuations in exchange rates and currency values; capital expenditure requirements;

    - legislative or regulatory requirements, particularly concerning environmental matters;

    - interest rates;

    - access to capital markets;

    - the timing of and value received in connection with asset divestitures;
      and

    - obtaining required approvals of debtholders.

    Our actual results, performance or achievement could differ materially from those expressed in, or implied by, these forward-looking statements and, therefore we cannot be sure that any of the events anticipated by the forward-looking statements will occur or transpire, or, if any of them do so, what impact they will have on our results of operations and financial condition.

FAILURE TO HAVE ADEQUATELY ADDRESSED YEAR 2000 COMPLIANCE COULD DISRUPT OUR
  OPERATIONS

    In 1997, Clorox established a comprehensive corporate-wide program to address the Year 2000 or "Y2K" problem. This effort encompassed software, hardware, electronic data interchange, networks, personal computers, manufacturing and other facilities, embedded chips, century certification, supplier and customer readiness, contingency planning and domestic and international operations. Following Clorox's January 29, 1999 merger with First Brands, Clorox incorporated First Brands and its subsidiaries into its Y2K compliance program.

    As of December 31, 1999, we had completed all of our Y2K compliance efforts on all of our critical domestic and international business systems, our critical plant floor equipment, instrumentation and facilities, and our third party assessment for all of our operations. We developed written contingency plans for our critical operations and third party relationships, but did not implement any of these plans because we did not experience any material Y2K related issues with the turnover of the year to 2000.

    Y2K costs were expensed as incurred and funded through operating cash flows. Through the fiscal year ended June 30, 2000, Clorox has expensed incremental remediation costs of $20.5 million and accelerated strategic upgrade costs of $20.5 million. Clorox expensed $4 million in fiscal year 2000 on Y2K remediation issues. We did not defer any critical information technology projects because of our Year 2000 program efforts, which were primarily addressed through a joint team of our business and information technology resources.

                                USE OF PROCEEDS

    Unless otherwise indicated in the applicable prospectus supplement, the net proceeds Clorox receives from the sale of the debt securities will be used for general corporate purposes. General corporate purposes may include refinancing existing debt and funding future acquisitions, capital expenditures and working capital requirements.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth Clorox's ratio of earnings to fixed charges for the periods indicated:

                                                                              YEARS ENDED JUNE 30,
                                                              ----------------------------------------------------
                                                                2000       1999       1998       1997       1996
                                                              --------   --------   --------   --------   --------
Ratio of Earnings to Fixed Charges..........................    7.0        5.0        6.1        6.8        8.3


    For purposes of computing the above ratios, earnings consist of earnings before income taxes and cumulative effect of change in accounting principle, plus amortization of capitalized interest and fixed charges, less capitalized interest and undistributed income of equity investees; and fixed charges include interest expense, capitalized interest and the portion of rents representative of an interest factor.


                         DESCRIPTION OF DEBT SECURITIES

    THIS PROSPECTUS DESCRIBES THE MATERIAL GENERAL TERMS AND PROVISIONS OF THE DEBT SECURITIES. WHEN WE OFFER A PARTICULAR SERIES OF DEBT SECURITIES, WE WILL DESCRIBE THE SPECIFIC TERMS OF THE SERIES IN A SUPPLEMENT TO THIS PROSPECTUS. WE WILL ALSO INDICATE IN THE SUPPLEMENT WHETHER THE GENERAL TERMS AND PROVISIONS DESCRIBED IN THIS PROSPECTUS APPLY TO A PARTICULAR SERIES OF DEBT SECURITIES.

    We may offer under this prospectus up to $750,000,000 aggregate principal amount of debt securities, or if debt securities are issued at a discount, or in a foreign currency or composite currency, a principal amount as may be sold for an initial public offering price of up to $750,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.

    The debt securities we are offering in this prospectus will be issued under an indenture between us and Bank of New York, as trustee. We have summarized select portions of the indenture below. The summary is not complete. We have filed a copy of the indenture as an exhibit to this registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary below have the meanings specified in the indenture.

GENERAL TERMS

    The terms of each series of debt securities will be established by or through a resolution of a Committee of our Board of Directors and shown or determined in the manner provided in an officers' certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to that series.

    We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities up to $750,000,000 aggregate principal amount of debt securities, or if debt securities are issued at a discount, or in a foreign currency or composite currency, a principal amount as may be sold for an initial public offering price of up to $750,000,000. In addition, we may sell these debt securities at a price equal to their face value, or at prices above or below this amount up to the $750,000,000 limitation above. We will state in a prospectus supplement relating to any series of debt securities being offered, the initial offering price, the aggregate principal amount and the following terms of the debt securities:

    - the title of the debt securities;

    - the price or prices at which we will sell the debt securities, expressed as a percentage of the aggregate principal amount;

    - any limit on the aggregate principal amount of the debt securities;

    - the date or dates on which we will pay the principal on the debt securities;

    - the interest rate or rates per annum;

    - whether the interest rate or rates will be fixed or variable;

    - any special method used to determine the interest rate or rates, including any commodity, commodity index, stock exchange index or financial index that we will use;

    - the date or dates from which interest will accrue;

    - the date or dates on which interest will commence and be payable;

    - any regular record date for the interest payable on any interest payment date;

    - the place or places where principal of, interest and any additional redemption value for debt securities originally offered at a discount to their face value (the premium) on the debt securities will be payable;

    - the terms and conditions upon which we may redeem the debt securities;

    - any obligation we have to redeem or purchase the debt securities under any sinking fund or analogous provisions or at the option of a holder of debt securities;

    - the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

    - the rights, if any, that we have to redeem and pay the holders for all or a portion of the debt securities before the stated maturity, and their related terms;

    - the denominations in which the debt securities will be issued, if other than denominations of $1,000 or any integral multiple of $1,000;

    - whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

    - the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

    - the currency of denomination of the debt securities;

    - the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

    - if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

    - the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

    - any provisions relating to any security provided for the debt securities;

    - any addition to or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

    - any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

    - any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

    - any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities. (Section 2.2)

    We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity under the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

    If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

PAYMENT OF INTEREST AND EXCHANGE

    We will pay interest in the amounts and at the times described in a particular series of debt securities. If we default on any interest payment, we will pay the defaulted interest plus interest on the defaulted interest on a subsequent special record date, and will notify you in advance of this date. (Section 2.13) Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary, or a nominee of the Depositary, which we will refer to in this prospectus as a "book-entry debt security", or a certificate issued in definitive registered form, which we will refer to as a "certificated debt security"). We will state in the applicable prospectus supplement whether a debt security is a book-entry debt security or a certificated debt security. Except as shown under "Global debt securities and book-entry system" below, book-entry debt securities will not be issuable in certificated form.

    CERTIFICATED DEBT SECURITIES. You may transfer or exchange certificated debt securities at the trustee's office or paying agencies according to the terms of the indenture. You will not need to pay a service charge to transfer or exchange certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

    You may transfer certificated debt securities and the right to receive the principal of, premium and interest on them only by surrendering the old certificate representing those certificated debt securities and either reissuance by us or the trustee of the old certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

    GLOBAL DEBT SECURITIES AND BOOK-ENTRY SYSTEM. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.

    The Depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities:

    Participants are persons that have accounts with the Depositary for the related global debt security. Ownership of beneficial interests in book-entry debt securities will be limited to participants or persons that may hold interests through participants. Upon the issuance of a global debt security, the Depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the book-entry debt securities represented by this global debt security beneficially owned by the participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the Depositary for the related global debt security, with respect to interests of participants, and on the records of participants with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of debt securities take physical delivery of their debt securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

    So long as the Depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by that global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing debt securities and will not be considered the owners or holders of those debt securities under the indenture. Therefore, each person beneficially owning book-entry debt securities must rely on the procedures of the Depositary for the related global debt security and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the indenture.

    We understand, however, that under existing industry practice, the Depositary will authorize the persons on whose behalf it holds a global debt security to exercise the rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the Depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities under the indenture. (Section 2.14.6)

    We will make payments of principal of, and premium and interest on book-entry debt securities to the Depositary or its nominee, as the case may be, as the registered holder of the related global debt security. (Section 2.14.5) Clorox, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

    We expect that the Depositary, upon receipt of any payment of principal of, premium or interest on a global debt security, will immediately credit participants' accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of the Depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the debt securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of those participants.

    We will issue certificated debt securities in exchange for each global debt security if the Depositary is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Securities Exchange Act, and a successor Depositary registered as a clearing agency under the Securities Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have any of the book-entry debt securities of any series represented by one or more global debt securities and, in that event, we will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in the name or names designated by the Depositary to the trustee. We expect that these instructions will be based upon directions received by the Depositary from participants with respect to ownership of book-entry debt securities relating to the global debt security.

    We have obtained the foregoing information in this section concerning the Depositary and the Depositary's book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

NO PROTECTION IF A CHANGE OF CONTROL OCCURS

    Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection if there is a change in control or if there is a major stock repurchase using Clorox debt, whether or not it results in a change in control.

COVENANTS

    Unless we otherwise state in the applicable prospectus supplement and in a supplement to the indenture, a board resolution or an officers' certificate delivered under the indenture, the debt securities will not contain any restrictive covenants, including covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness secured by a lien upon any of our or our subsidiaries' property or shares of our or any of our subsidiaries' capital stock, or restricting us or any of our subsidiaries from entering into any sale and leaseback transactions.

    We agree to pay the principal and interest to the holders of the debt securities according to the debt securities and the indenture. (Section 4.1) We will provide the trustee with copies of any reports we file with the SEC, as well as an annual certificate stating that to our knowledge we have complied with the terms and covenants of the indenture. (Section 4.2, 4.3) We agree to maintain our corporate existence in its current form and to pay all material taxes. (Section 4.5, 4.6)

CONSOLIDATION, MERGER AND SALE OF ASSETS

    We may not consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, any person and we may not permit any person to merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, us, unless:

    - the person is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

    - immediately after giving effect to the transaction, no event of default, and no event that, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

    - we provide an officer's certificate and opinion of counsel to the foregoing effect. (Section 5.1)

EVENTS OF DEFAULT

    "Event of default" means, with respect to any series of debt securities, any of the following:

    - default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days, unless the entire payment is deposited by us with the trustee or with a paying agent before the expiration of the 30-day period;

    - default in the payment of principal of or premium on any debt security of that series when due and payable;

    - default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

    - default in the performance or breach of any other covenant or warranty by us in the indenture applicable to that series, which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of at least 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

    - the occurrence of an event of bankruptcy, insolvency or reorganization, as defined in the indenture; and

    - any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

    Except as to events of bankruptcy, insolvency or reorganization as defined in the indenture, no event of default with respect to a particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities. (Section 6.1) The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time and under some of our guaranties of subsidiary indebtedness. In addition, the occurrence of events of default or an acceleration under the indenture may constitute an event of default under other present or future agreements relating to our other indebtedness outstanding from time to time.

    If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by written notice to us, declare to be due and payable within 5 business days the principal or, if the debt securities of that series are discount debt securities, that portion of the principal amount as may be specified in the terms of that series, and premium of all debt securities of that series. If the notice is given by the holders, the written notice shall also be to the trustee. In the case of an event of default resulting from court orders under the bankruptcy law for relief in an involuntary case, an appointment of a custodian or an order for Clorox's liquidation, or future events of default that may be specified in the description of a future series or by board resolution, the principal or specified amount and premium of all outstanding debt securities will become and be immediately due and payable without any declaration or other act by the trustee or any holder of outstanding debt securities.

    At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before the trustee has obtained a judgment or decree for payment of the money due, the holders of greater than 25% in principal amount of the outstanding debt securities of that series or the trustee may rescind and annul the acceleration if:

    - all events of default, other than the non-payment of accelerated principal and premium with respect to debt securities of that series, have been cured or waived as provided in the indenture; and

    - we have cured all events of default and paid or deposited with the trustee a sum sufficient to pay the principal, overdue interest and interest on the overdue interest to the extent permitted that has become due other than by acceleration and all sums advanced or paid by the trustee and sums sufficient to reasonably compensate the trustee and any counsel. (Section 6.2)

For information as to waiver of defaults see the discussion under "Modification and waiver; rights of trustee" below. We refer you to the prospectus supplement relating to any series of debt securities that are discount debt securities for the particular provisions relating to acceleration of a portion of the principal amount of those discount debt securities upon the occurrence of an event of default and the continuation of an event of default.

    The indenture provides that the trustee may demand that we cure any default as to payments of any interest, principal or sinking fund payment that is not cured within 30 days, and in its discretion may institute judicial proceedings for collection. (Section 6.3) The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. (Section 7.1(e)) The holders of a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series, except where those directions could involve the trustee in personal liability. (Section 6.12)

    No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

    - that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

    - the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute a proceeding as trustee, and the trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

    Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

    The indenture requires us, within 90 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) The trustee is required to mail to the SEC and to all holders of debt securities a brief report, no later than June 29 of each year, as required by the Trust Indenture Act. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event or default, except in the case of defaults in payment of principal or interest on any debt securities of that series, if it in good faith determines that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

MODIFICATION AND WAIVER; RIGHTS OF TRUSTEE

    We and the trustee may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We and the trustee may not make any modification or amendment without the consent of the holder of each affected debt security evidencing then outstanding debt if that amendment will:

    - change the amount of debt securities whose holders must consent to an amendment or waiver;

    - reduce the rate of or extend the time for payment of interest, including default interest, on any debt security;

    - reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

    - reduce the principal amount of discount debt securities payable upon acceleration of maturity;

    - waive a default in the payment of the principal of, premium or interest on any debt security, except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from the acceleration;

    - make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

    - make any change to provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any payment and to waivers or amendments; or

    - waive a redemption payment with respect to any debt security or change any of the provisions with respect to the redemption of any debt securities. (Section 9.3)

    Except for changes to cure ambiguities or inconsistencies or other changes that do not adversely affect the rights of securityholders, and except for the prohibited modifications immediately above, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of that series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; HOWEVER, the holders of a majority in principal amount of the outstanding debt securities of any series or the trustee may waive any default under the indenture and rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

    The trustee may rely on any document believed by it to be genuine and need not investigate any fact or matter stated in the document. (Section 7.2) The trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care. (Section 7.2) The trustee is not responsible for any act or omission of the Depositary. (Section 7.2) The trustee may become the owner or pledgee of debt securities, unless not permitted by the Trust Indenture Act. (Section 7.3)

DEFEASANCE OF DEBT SECURITIES AND COVENANTS

    LEGAL DEFEASANCE. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series. However, we may not be discharged from our obligations to register the transfer or exchange of debt securities of any series, to replace stolen, lost or mutilated debt securities of any series, and to maintain paying agencies and other provisions relating to the treatment of funds held by paying agents. We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal according to their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments according to the terms of the indenture and those debt securities.

    This discharge may occur only if, among other things:

    - there is no event of default with respect to the debt securities;

    - the deposit will not cause us to breach any agreement to which we are a party; and

    - we have delivered to the trustee an officers' certificate and an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case which states that holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will need to pay United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

    DEFEASANCE OF COVENANTS. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with conditions stated in the indenture:

    - we may omit to comply with the restrictive covenants contained in Sections
      4.2 through 4.7 and Section 5.1 of the indenture, as well as any additional covenants contained in a supplement to the indenture, a board resolution or an officers' certificate delivered under the indenture; and

    - events of default under Section 6.1(e) of the indenture will not constitute a default or an event of default with respect to the debt securities of that series.

    The conditions for defeasance conditions include:

    - depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal according to their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments according to the terms of the indenture and those debt securities; and

    - delivering to the trustee an opinion of counsel stating that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will need to pay United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

    COVENANT DEFEASANCE AND EVENTS OF DEFAULT. If we exercise our option not to comply with our covenants of the indenture with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we will remain liable for those payments.

    "FOREIGN GOVERNMENT OBLIGATIONS" means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:

    - direct obligations of the government that issued or caused to be issued the currency for the payment of which obligations its full faith and credit is pledged, which are not callable or redeemable at the option of the issuer; or

    - obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which are not callable or redeemable at the option of the issuer.

GOVERNING LAW

    The indenture and the debt securities will be governed by, and construed according to, the internal laws of the State of New York. (Section 10.10)

                              PLAN OF DISTRIBUTION

    We may sell debt securities through underwriters, dealers or agents or directly to purchasers. The applicable prospectus supplement will show the terms of the offering of any debt securities we offer.

    We may distribute debt securities from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to those prevailing market prices or at negotiated prices. Underwriters may sell debt securities to or through dealers.

    If we employ underwriters in the sale of debt securities, we will execute an underwriting agreement with those underwriters. The underwriting agreement will provide that the obligations of the underwriters depend upon conditions precedent and that the underwriters will be obligated to purchase all the debt securities then being offered if any are purchased. In connection with the sale of debt securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers for whom they may act as agent. Underwriters may sell debt securities to or through dealers. Those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

    Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. If we employ underwriters in the sale of any debt securities, the applicable prospectus supplement will contain a statement regarding the intention, if any, of the underwriters to make a market in the debt securities we sell.

    If we use a dealer directly, we will sell the debt securities to the dealer, as principal. The dealer may then resell the debt securities to the public at varying prices to be determined by the dealer at the time of resale.

    Debt securities may also be offered and sold through agents designated by us from time to time. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable efforts basis for the period of its appointment.

    Underwriters, dealers or agents participating in the distribution of debt securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the debt securities may be deemed to be underwriting discounts and commissions under the Securities Act.

    Under agreements that may be entered into by us, underwriters, dealers and agents who participate in the distribution of debt securities may be entitled to be indemnified by us against some types of liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business and receive compensation for these transactions and services.

    We may solicit directly offers to purchase debt securities. Except as stated in the applicable prospectus supplement, none of our directors, officers, or employees will solicit or receive a commission in connection with direct sales of the debt securities by us. Those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with direct sales.

    We may authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase debt securities from us under contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions we may approve. The obligations of any purchaser under any of those contracts will depend upon the condition that the purchase of the debt securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of those contracts.

    Each series of debt securities will be a new issue of securities with no established trading market. Unless otherwise specified in a prospectus supplement relating to a series of debt securities, the debt securities will not be listed on any securities exchange. Any underwriters to whom debt securities are sold by us for public offering and sale may make a market in those debt securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time without notice. There is no guarantee that any underwriter will make a market in the debt securities of any series or as to the existence or liquidity of a trading market for the debt securities of any series.

                          VALIDITY OF DEBT SECURITIES

    Unless otherwise indicated in an accompanying prospectus supplement relating to a series of debt securities, the validity of the debt securities will be passed upon for us by Peter D. Bewley, our Senior Vice President - General Counsel and Secretary, and for any underwriters or agents by Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603.

                                    EXPERTS

    The consolidated financial statements incorporated in this prospectus by reference from Clorox's Annual Report on Form 10-K for the year ended June 30, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


    The financial statements and schedule of First Brands Corporation and subsidiaries for the year ended June 30, 1998 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                      WHERE YOU CAN FIND MORE INFORMATION

    Clorox files annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC. You may read and copy any materials filed by us with the SEC to meet our requirements under the Securities Exchange Act of 1934 at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 (1-800-732-0330). The SEC also maintains an Internet site. Our filings with the SEC are available at the following Internet address of the
SEC: http://www.sec.gov.

    Clorox has filed with the SEC a registration statement (of which this prospectus is a part) on Form S-3 relating to the debt securities under the Securities Act of 1933. This prospectus does not contain all of the information shown in the registration statement. For additional information, you should refer to the registration statement, which you may inspect at the SEC's Public Reference Room or at its Internet site.

    The SEC allows us to "incorporate by reference" into this prospectus information included in documents Clorox files with it to meet our requirements under the Securities Exchange Act. The information incorporated by reference is considered a part of this prospectus, which means we can disclose important information to you by referring you to those documents. Information filed with the SEC in the future will update and supersede prior information. Any information modified or superseded by information in a document filed by Clorox with the SEC in the future shall not be a part of this prospectus. We are incorporating by reference the documents listed below and all future documents filed by Clorox with the SEC (File No. 1-07151) under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act until our offering of the debt securities is completed:

       Our Annual Report on Form 10-K for the year ended June 30, 2000.

    YOU MAY REQUEST A COPY OF THESE FILINGS, AT NO COST TO YOU, BY WRITING TO US AT THE FOLLOWING ADDRESS OR CALLING US AT THE TELEPHONE NUMBER BELOW:

       THE CLOROX COMPANY
       1221 BROADWAY
       OAKLAND, CALIFORNIA 94612-1888
       TEL: (510) 271-2150
       ATTENTION: DIRECTOR OF INVESTOR RELATIONS

    PLEASE NOTE THAT OUR WEBSITE IS: HTTP://WWW.CLOROX.COM

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, INCLUDING ANY PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFER OF THE DEBT SECURITIES, AND, IF GIVEN OR MADE, THE INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE DEBT SECURITIES IN ANY CIRCUMSTANCE IN WHICH THE OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE OF THIS PROSPECTUS OR THAT THE INFORMATION CONTAINED OR EXPLICITLY MADE PART OF THIS PROSPECTUS BY REFERENCE IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                            ------------------------

                               TABLE OF CONTENTS


                                          PAGE
                                        --------
Risk Factors..........................      2

Use of Proceeds.......................      7

Description of debt securities........      7

  General terms.......................      7

  Payment of interest and exchange....      9

  No protection if a change of control
    occurs............................     11

  Covenants...........................     11

  Consolidation, Merger and Sale of
    Assets............................     11

  Events of Default...................     12

  Modification and waiver; rights of
    trustee...........................     14

  Defeasance of debt securities and
    covenants.........................     15

  Governing Law.......................     16

Plan of Distribution..................     16

Validity of debt securities...........     17

Experts...............................     17

Where You Can Find More Information...     18


                               THE CLOROX COMPANY

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                DEBT SECURITIES

                                           , 2000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following list sets forth the expenses other than underwriting discounts and commissions expected to be incurred in connection with the issuance and distribution of the debt securities being registered by this registration statement. All amounts are estimated except the SEC registration fee.

SEC Registration Fee........................................  $208,500
Printing and Engraving Costs................................    50,000*
Accounting Fees and Expenses................................    10,000*
Trustee Fees and Expenses...................................    10,000*
Legal Fees and Expenses.....................................    30,000*
Rating Agencies' Fees.......................................   300,000*
Blue Sky Fees and Expenses..................................    10,000*
Miscellaneous...............................................    11,500*
                                                              --------
  Total.....................................................  $630,000*
                                                              ========

------------------------

*   Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145(a) of the Delaware General Corporation Law provides in relevant part that "a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful." With respect to derivative actions, Section 145(b) of the Delaware General Corporation Law provides in relevant part that "[a] corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor. . . . [by reason of his service in one of the capacities specified in the preceding sentence] against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."

    Clorox's Restated Certificate of Incorporation provides that Clorox is required to indemnify to the full extent permitted by the Delaware General Corporation Law any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that the person, or the testator or intestate of the person, is or was a director or officer of Clorox, or served any business as a director or officer at the request of The Clorox Company.

Expenses incurred by a director of Clorox in defending a civil or criminal action, suit or proceeding by reason of the fact that the person was a director of Clorox (and not in any other capacity, including if the person was serving at Clorox's request as a director or officer of another enterprise or corporation) will be paid by Clorox in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the person is not entitled to be indemnified by Clorox as authorized by relevant sections of the Delaware General Corporation Law. Clorox will indemnify officers or directors in connection with a proceeding initiated by them only if the proceeding was authorized by Clorox's Board of Directors. Any person who is not paid based on the foregoing indemnification provisions 90 days after submitting a written claim to Clorox may sue to recover the unpaid amounts and, if successful, will be entitled to be paid the expense of prosecuting the claim (except for any of the claims as Clorox is not permitted by law to indemnify, although the burden of proving the defense will be on Clorox).

    Clorox's Restated Certificate of Incorporation also provides that no director will be liable to Clorox for a breach of fiduciary duty, except (1) for any breach of the director's duty of loyalty to Clorox or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the Delaware General Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit. Clorox may also maintain insurance at its expense, to protect itself and any director or officer of Clorox or of another corporation or other enterprise against any expense, liability or loss, whether or not Clorox would have the power to indemnify the person against the expense, liability or loss under the Delaware General Corporation Law.

    Clorox has purchased and maintains insurance on behalf of any person who is or was a director or officer against loss arising from any claim asserted against him or her and incurred in his or her capacity. Some exclusions apply.

    See also the undertakings set out in response to Item 17 herein.

ITEM 16. EXHIBITS.

       EXHIBIT          EXHIBIT
        ITEM             NUMBER                                DESCRIPTION
---------------------   --------       ------------------------------------------------------------
                    1      1.1*        Form of Underwriting Agreement.

                    4      4.1(A)      Restated Certificate of Incorporation (filed as Exhibit 4.1 to Registration Statement on Form S-8 No. 333-44678 dated
                                       January 22, 1998, incorporated herein by this reference).

                           4.1(B)      Bylaws (restated) of Clorox (filed as Exhibit 3(ii) to the
                                       Annual Report on Form 10-K for the year ended June 30, 1999, incorporated herein by reference).

                           4.2         Conformed copy of Indenture, dated as of March 15, 1999,
                                       between Clorox and Bank of New York as Trustee (filed as
                                       Exhibit 4.2 to Registration Statement on Form S-3 No.
                                       333-75455 dated April 1, 1999, incorporated herein by this reference).

                    5      5.1         Opinion of Peter D. Bewley, Esq., Senior Vice
                                       President--General Counsel and Secretary of Clorox, as to
                                       the validity of the debt securities being offered (filed as
                                       Exhibit 5.1 to Registration Statement on Form S-3 No.
                                       333-75455 dated April 1, 1999, incorporated herein by this reference).

                   12     12.1         Computation of Ratios of Earnings to Fixed Charges.

                   23     23.1         The consent of Deloitte & Touche LLP, independent auditors.

                          23.2         The consent of KPMG LLP, independent public accountants.

       EXHIBIT          EXHIBIT
        ITEM             NUMBER                                DESCRIPTION
---------------------   --------       ------------------------------------------------------------
                          23.3         The consent of Peter D. Bewley, Esq., Senior Vice
                                       President--General Counsel and Secretary of Clorox, is
                                       included in his opinion (filed as Exhibit 5.1 to
                                       Registration Statement on Form S-3 No. 333-75455 dated April
                                       1, 1999, incorporated herein by this reference).

                   24     24.1         Power of Attorney (See Page II-4 of registration statement on Form S-3 No. 333-75455 dated April 1, 1999, incorporated herein by reference.).

                   25     25.1         Statement of Eligibility of The Bank of New York on Form T-1
                                       (filed as Exhibit 25.1 to Registration Statement on Form S-3
                                       No. 333-75455 dated April 1, 1999, incorporated herein by
                                       this reference).

------------------------

    *To be filed by amendment or by a report on Form 8-K pursuant to Regulation S-K, Item 601(b).

ITEM 17. UNDERTAKINGS.

    A. Clorox hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;"

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B. Clorox hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Clorox's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering of thereof.

    C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    D. Clorox hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by Clorox pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering of thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, The Clorox Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 28th day of September, 2000.


                                                       THE CLOROX COMPANY

                                                       By:              /s/ KAREN M. ROSE
                                                            -----------------------------------------
                                                                          Karen M. Rose
                                                              GROUP VICE PRESIDENT--CHIEF FINANCIAL
                                                                             OFFICER

                               POWER OF ATTORNEY

    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                         **                            Chairman of the Board,
     -------------------------------------------         Chief Executive Officer    September 28, 2000
                    G.C. Sullivan                        and Director

                         **
     -------------------------------------------       Director                     September 28, 2000
                   D. Boggan, Jr.

     -------------------------------------------       Director                     September 28, 2000
                     E. L. Chao

                         **
     -------------------------------------------       Director                     September 28, 2000
                    J. W. Collins

                         **
     -------------------------------------------       Director                     September 28, 2000
                    U. Fairchild

                         **
     -------------------------------------------       Director                     September 28, 2000
                   T. M. Friedman

     -------------------------------------------       Director                     September 28, 2000
                     J. Manchot

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
     -------------------------------------------       Director                     September 28, 2000
                  R. W. Matschullat

                         **
     -------------------------------------------       Director                     September 28, 2000
                    D. O. Morton

                         **
     -------------------------------------------       Director                     September 28, 2000
                     K. Morwind

                         **
     -------------------------------------------       Director                     September 28, 2000
                    E. L. Scarff

                         **
     -------------------------------------------       Director                     September 28, 2000
                     L. R. Scott

                         **
     -------------------------------------------       Director                     September 28, 2000
                     C. A. Wolfe

                                                       Group Vice President--
                   /s/ K. M. ROSE                        Finance and Chief
     -------------------------------------------         Financial Officer          September 28, 2000
                     K. M. Rose                          (Principal Financial
                                                         Officer)

                   /s/ G. S. FRANK                     Vice President--Controller
     -------------------------------------------         (Principal Accounting      September 28, 2000
                     G. S. Frank                         Officer)


**By:                    /s/ KAREN M. ROSE
               -------------------------------------
                           Karen M. Rose
                        (ATTORNEY-IN-FACT)

                               INDEX OF EXHIBITS

       EXHIBIT          EXHIBIT
        ITEM             NUMBER                            DESCRIPTION
---------------------   --------   ------------------------------------------------------------
 1                        1.1*     Form of Underwriting Agreement.

 4                       4.1(A)    Restated Certificate of Incorporation (filed as Exhibit 4.1 to Registration Statement on Form S-8 No. 333-44678 dated
                                   January 22, 1998, incorporated herein by this reference).

                         4.1(B)    Bylaws (restated) of Clorox (filed as Exhibit 3(ii) to the
                                   Annual Report on Form 10-K for the year ended June 30, 1999, incorporated herein by reference).

                           4.2     Conformed copy of Indenture, dated as of March 15, 1999,
                                   between Clorox and Bank of New York as Trustee (filed as
                                   Exhibit 4.2 to Registration Statement on Form S-3 No.
                                   333-75455 dated April 1, 1999, incorporated herein by this reference).

 5                         5.1     Opinion of Peter D. Bewley, Esq., Senior Vice
                                   President--General Counsel and Secretary of Clorox, as to
                                   the validity of the debt securities being offered (filed as
                                   Exhibit 5.1 to Registration Statement on Form S-3 No.
                                   333-75455 dated April 1, 1999, incorporated herein by this reference).

 12                       12.1     Computation of Ratios of Earnings to Fixed Charges.

 23                       23.1     The consent of Deloitte & Touche LLP, independent auditors.

                          23.2     The consent of KPMG LLP, independent public accountants.

                          23.3     The consent of Peter D. Bewley, Esq., Senior Vice
                                   President--General Counsel and Secretary of Clorox, is
                                   included in his opinion (filed as Exhibit 5.1 to
                                   Registration Statement on Form S-3 No. 333-75455 dated April
                                   1, 1999, incorporated herein by this reference).

 24                       24.1     Power of Attorney (See Page II-4 of the registration
                                   statement, statement on Form S-3 No. 333-75455 dated April
                                   1, 1999, incorporated herein by reference.).

 25                       25.1     Statement of Eligibility of The Bank of New York on Form T-1
                                   (filed as Exhibit 25.1 to Registration Statement on Form S-3
                                   No. 333-75455 dated April 1, 1999, incorporated herein by
                                   this reference).

------------------------

* To be filed by amendment or by a report on Form 8-K pursuant to Regulation S-K, Item 601(b).